Exhibit 10.10

REAL ESTATE CONTRACT
Tramore Village Apartments
2222 East-West Connector SW, Austell, GA 30106

Article 1: General Provisions
1.1    Contract. Subject to the terms and conditions of this Real Estate Contract (the "Contract"), Seller (as identified below) agrees to sell to Purchaser (as identified below), and Purchaser agrees to purchase from Seller, that residential apartment complex located at 2222 East-West Connector SW and 2145 East-West Connector, Austell, GA 30106 commonly known as Tramore Village Apartments, consisting of (i) the real property described in Exhibit A attached hereto, together with all improvements and fixtures located thereon and all appurtenances and easements relating thereto (the “Real Property”); (ii) Seller’s interest in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Contract (the “Leases”); (iii) all of Seller’s right, title and interest, in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller and described on Exhibit B attached hereto (the “Personal Property”) presently located on the Real Property, but excluding VPN routers and any and all licenses and software in connection with any computing equipment and any items of personal property owned by tenants, any managing agent or others; and (iv) all of Seller’s right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the “Intangible Personal Property”): (a) licenses, and permits relating to the operation of the Real Property, (b) the right to use the name of the Real Property, including any and all trademarks and trade names, used in connection with the Real Property, (c) logos and symbols associated with or used in connection with the Real Property, (d) telephone and facsimile numbers owned or maintained by or on behalf of Seller with respect to the Real Property, (e) all web addresses, domain names and URLs as well as all available social media accounts and logo, photo and video in Seller’s possession and control with respect to the Real Property, (f) Seller’s interest in all Service Contracts, but only to the extent Purchaser does not elect to have such Service Contract terminated in accordance with Section 3.4, and (g) if still in effect, guaranties and warranties received by Seller from any unrelated third party contractor, manufacturer or other person in connection with the construction or operation of the Real Property (the Real Property, Leases, Personal Property and Intangible Personal Property will be collectively referred to hereinafter as the “Property”).
1.2    Defined Terms. The following defined terms shall have the meanings set forth below:

1.2.1. Seller:	Tramore Apartments, LLC, a Delaware limited liability company.
1.2.2. Purchaser:	Resource Apartment OP III, LP, a Delaware limited partnership.
1.2.3. Purchase Price:	Forty-Four Million Three Hundred Fifty Thousand and No/100 Dollars ($44,350,000.00).
1.2.4. Earnest Money:
One Million and No/100 Dollars ($1,000,000.00), the Additional Deposit and any other deposits of earnest money made pursuant to the terms of this Contract. The definition of “Earnest Money” includes any interest earned thereon.

1.2.5. Title Company:	Michael Lebovitz Closing Specialist Stewart Title Guaranty Company 10 South Riverside Plaza, Suite 1450 Chicago, IL 60606 (312) 849-5885 Direct (312) 849-5885 Fax michael.lebovitz@stewart.com
1.2.6. Escrow Agent:	Michael Lebovitz Closing Specialist Stewart Title Guaranty Company 10 South Riverside Plaza, Suite 1450 Chicago, IL 60606 (312) 849-5885 Direct (312) 849-5885 Fax michael.lebovitz@stewart.com
1.2.7. Broker:	Jones Lang LaSalle Americas, Inc. Attn: David Gutting 3344 Peachtree Road NE, Suite 1100 Atlanta, GA 30326 david.gutting@am.jll.com
1.2.8. Effective Date:	The latest date of execution by the Seller or the Purchaser, as indicated on the signature pages.
1.2.9. Inspection Period:
The period beginning on the Effective Date and ending fourteen (14) days after the Effective Date, subject to Purchaser’s one time right to extend the Inspection Period for seven (7) days for review of title and survey matters, only, by providing written notice to Seller prior the expiration of the Inspection Period.

1.2.10. Closing Date:
Ten (10) days after expiration of the Inspection Period; provided, however, Purchaser shall have the right to extend the Closing Date to no later than March 22, 2018 by providing Seller with five (5) days written notice prior to the Closing Date and simultaneously depositing an additional Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Additional Deposit”).

1.3    Closing Costs. Closing costs shall be allocated and paid as follows:

Cost	Responsible Party
Premium for standard form Owner’s Title Insurance Policy	Seller
Premium for survey amendment deletion and any endorsements	Purchaser
Costs of any updated or new Survey and revisions, modifications or recertifications thereto	Purchaser
Recording Fees (i) Deed (ii) Intangible Recording Tax	Purchaser
Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Seller ½ Purchaser ½
Real Estate Sales Commission to Broker	Seller
Transfer Tax/Deed Tax/Mortgage Tax	Seller

1.4    Earnest Money. The Earnest Money, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Contract, shall be deposited by Purchaser with the Escrow Agent not later than the third business day after the Effective Date. The Escrow Agent shall hold and disburse the Earnest Money in accordance with this Contract. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Contract shall be of no force and effect. The Earnest Money shall be applied to the Purchase Price at Closing. Except as expressly provided in Sections 2.4, 2.8, 4.3, 4.4, or 4.6, Four Hundred Thousand and No/100 Dollars ($400,000) of the Earnest Money shall be non-refundable as of the Effective Date with the remainder becoming non-refundable upon expiration of the Inspection Period.
1.5    Independent Contract Consideration. Concurrent with its deposit of the Earnest Money with the Escrow Agent, Purchaser shall deposit with the Escrow Agent the additional amount of Fifty Dollars ($50.00) (the “Independent Contract Consideration”) which Seller and Purchaser agree shall be paid to Seller if this Contract is terminated for any reason. Moreover, Seller and Purchaser agree and acknowledge that the Independent Contract Consideration has been bargained for and agreed as additional consideration for Seller’s execution and delivery of this Contract. At Closing, the Independent Contract Consideration shall not be applied to the Purchase Price.
Article 2:     Inspections, Title Review
2.1    Property Information. Seller shall make available to Purchaser within three (3) days after the Effective Date, except as otherwise noted below, to the extent in Seller’s control and possession, copies of, or access to with the right to copy, the following (“Property Information”):
2.1.1.    Leases. The standard form of apartment lease used by Seller for the Property and the right to inspect and copy the existing Leases in the possession of the property manager for the Property or Seller;
2.1.2.    Rent Roll. A current rent roll of the Property used in the ordinary course of Seller’s business (the “Rent Roll”), a copy of which is attached hereto as Exhibit J;
2.1.3.    Financial Information. Monthly operating statements and budgets for the current year used in the ordinary course of Seller’s business as described in Exhibit C (the “Operating Statements”);
2.1.4.    Service Contracts. Copies of any leasing, service, supply and maintenance agreements, if any, relating to the Real Property (collectively, the “Service Contracts”), a current list of which is set forth in Exhibit K;

2.1.5.    Survey. The existing land title survey of the Real Property prepared for Seller by Landco, L.P. and dated May 19, 2015 (the “Existing Survey”);
2.1.6.    Environmental Reports. Any environmental reports prepared for Seller as described in Exhibit C; and
2.1.7.    Other Information. Certain documents and information relating to the Property and listed on Exhibit C that may be updated from time to time and that are available for Purchaser to review with the right to copy.
Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information or any other documents and information Seller may provide to Purchaser.
2.2    Confidentiality. The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis and to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur. The confidentiality provisions of this Paragraph 2.2 shall not apply to any disclosures made by Purchaser as required by law, by court order, or in connection with any subpoena served upon Purchaser; provided Purchaser shall provide Seller with written notice before making any such disclosure.
2.1    Inspections in General. During the Inspection Period, Purchaser, its agents, and employees shall have the right to enter upon the Real Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense. Before any such entry, Purchaser shall provide Seller with a certificate of insurance confirming the existence of commercial general liability insurance policy naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least 48 hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Purchaser during any activities performed by Purchaser on the Real Property. Upon reasonable prior written notice and request from Purchaser, Seller shall notify tenants of the Real Property and permit Purchaser to view occupied units, subject to the rights of tenants under their leases and except to the extent specifically prohibited in such tenants’ leases. If any inspection or test disturbs the Real Property, Purchaser will restore the Real Property to substantially the same condition as existed before the inspection or test. Purchaser shall indemnify, defend, and hold harmless Seller and its trustees, directors, affiliates, parents, shareholders, members, officers, tenants, partners, agents, counsel, contractors and employees (collectively, the “Seller Affiliates”) and the Real Property from and against any and all losses, costs, damages, claims, or liabilities, arising out of or in connection with Purchaser’s or its agents entry on the Real Property and any inspections of the Real Property, including but not limited to, attorney’s fees and mechanic’s and materialmen’s liens associated with breach of this Section 2.3. Notwithstanding the foregoing, Purchaser’s indemnification obligations under this Paragraph 2.3 shall not extend to (i) any pre-existing conditions found by Purchaser or (ii) the gross negligence or willful misconduct of Seller or any Seller Affiliate. The provisions of this paragraph shall survive the Closing or the earlier termination of this Contract and shall not be merged into the Deed or other closing documents.
2.2    Environmental Inspections. The inspections under Paragraph 2.3 may include a non-invasive Phase I environmental inspection of the Real Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil, water, air or other materials, including without limitation construction materials for analytical testing, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in Seller’s sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. At Seller’s request, Purchaser shall deliver to Seller copies of any Phase II or other environmental report to which Seller consents as provided above. If Purchaser’s third party environmental inspections of the Property reveal material adverse condition(s), Purchaser shall be entitled to terminate this Contract during the Inspection Period and receive a full refund of the Earnest Money.

2.3    Termination During Inspection Period. If Purchaser determines, in its sole and absolute discretion, or for title or survey matters after the Inspection Period has been extended, before the expiration of the Inspection Period that the Property is unacceptable for Purchaser’s purposes, Purchaser shall have the right to terminate this Contract by giving to Seller written notice of termination (the “Termination Notice”) before the expiration of the Inspection Period, returning the Property Information to Seller and, upon the written request of Seller, delivering to Seller the Purchaser’s Reports. For purposes of this Contract, “Purchaser’s Reports” shall mean the final third party reports delivered to Purchaser in connection with its due diligence during the Inspection Period; provided, however, the furnishing of copies of Purchaser’s Reports shall be without any representation or warranty, express or implied, as to the accuracy, completeness or any other matter regarding such reports nor shall Seller have any right to rely on same without the written consent of the preparer of such Purchaser’s Reports. Provided Purchaser is not in default hereunder, Seller shall authorize the Escrow Agent to refund Six Hundred Thousand Dollars ($600,000) of the Earnest Money to Purchaser, or One Million Dollars ($1,000,000) if the cause for termination is a condition outlined in Paragraphs 2.4, 2.8, 4.3, 4.4 or 4.6, and neither party shall have any further rights or obligations hereunder except for those provisions which survive the termination of this Contract. If Purchaser does not give a Termination Notice, this Contract shall continue in full force and effect, and Purchaser shall be deemed to have waived its right to terminate this Contract pursuant to this Paragraph 2.5.
2.4    AS-IS SALE/PURCHASER’S RELIANCE ON ITS INVESTIGATIONS/RELEASE. EXCEPT FOR THE REPRESENTATIONS EXPRESSLY PROVIDED BY SELLER IN THIS CONTRACT AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING (THE “CLOSING DOCUMENTS”), PURCHASER AGREES (I) THAT IT IS PURCHASING THE PROPERTY ON AN “AS-IS, WHERE-IS” AND “WITH ALL FAULTS” BASIS AND BASED EXCLUSIVELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS AND/OR ITS OWN INVESTIGATION AND EXAMINATION OF THE PROPERTY, (II) THAT NEITHER SELLER NOR ITS EMPLOYEES, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, PRINCIPALS, AGENTS, CONSULTANTS, AFFILIATES, PARENTS, BROKERS, PROPERTY MANAGERS, ASSET MANAGERS, ATTORNEYS, CONTRACTORS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, “REPRESENTATIVES”) HAVE MADE, AND SELLER AND ITS REPRESENTATIVES DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY WARRANTY, REPRESENTATION, COVENANT, AGREEMENT OR GUARANTEE OF ANY KIND OR CHARACTER WHETHER EXPRESS, IMPLIED OR STATUTORY, WRITTEN OR ORAL, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO ANY MATTER PERTAINING TO THE PROPERTY INCLUDING, WITHOUT LIMITATION: (A) THE VALUE OF THE PROPERTY; (B) ANY INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (E) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR ON THE PROPERTY; (F) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, WATER, WATER RIGHTS, SOIL, OR GEOLOGICAL CONDITIONS; (G) THE COMPLIANCE OF OR BY SELLER, THE PROPERTY, OR ITS OPERATION WITH ANY CODES, LAWS, RULES, ORDINANCES, REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY INCLUDING WITHOUT LIMITATION ANY APPLICABLE ZONING OR BUILDING REQUIREMENTS; (H) THE NATURE, MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY LATENT OR PATENT DEFECTS; (I) THE DESIGN OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE SPECIFICATION OF ANY MATERIALS OR PRODUCTS INCORPORATED INTO OR USED IN CONNECTION WITH THE CONSTRUCTION OF THE PROPERTY; (J) COMPLIANCE WITH ANY ENVIRONMENTAL, HEALTH, SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, CODES OR REQUIREMENTS, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 CFR, PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (“CERCLA”), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER

ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING (COLLECTIVELY, “ENVIRONMENTAL LAWS”); (K) THE PRESENCE OR ABSENCE OF “HAZARDOUS MATERIALS” (AS DEFINED BELOW) AT, ON, OR UNDER THE PROPERTY OR ANY PROPERTY NEAR OR ADJACENT TO THE PROPERTY; (L) THE PRESENCE OR ABSENCE OF ANY UNDERGROUND STORAGE TANKS ON THE PROPERTY OR ON PROPERTY ADJACENT TO OR NEAR THE PROPERTY; (M) THE CONTENT, COMPLETENESS OR ACCURACY OF ANY OF THE PROPERTY INFORMATION (AND ANY OTHER DOCUMENTS AND INFORMATION GIVEN TO OR REVIEWED BY PURCHASER), THE OFFERING, IF ANY, PREPARED BY BROKER, OR ANY OTHER MATERIALS RELATED TO PURCHASER’S INSPECTION OF THE PROPERTY, OR ANY PRELIMINARY REPORTS, TITLE COMMITMENTS, OR OTHER REPORTS OR DOCUMENTS REGARDING TITLE TO THE PROPERTY; (N) THE TENANT OCCUPANCY LEVEL AT THE PROPERTY; (O) DEFICIENCY OF ANY UNDERSHORING; (P) DEFICIENCY OF ANY DRAINAGE; (Q) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED IN OR NEAR ANY FLOOD AREA OR ZONE OR WETLANDS; (R) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY (PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATION OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY); (S) THE SQUARE FOOTAGE OF THE PROPERTY OR THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN PROVIDED TO PURCHASER; AND (T) ANY OTHER MATTER RELATING TO THE PROPERTY OR TO THE DEVELOPMENT OR OPERATION OF THE PROPERTY. AS USED HEREIN, THE TERM “HAZARDOUS MATERIALS” SHALL MEAN ANY HAZARDOUS OR TOXIC MATERIALS, SUBSTANCES OR WASTES THAT ARE OR BECOME REGULATED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, (i) SUBSTANCES DEFINED AS “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS” OR “TOXIC SUBSTANCES” IN ANY ENVIRONMENTAL LAWS; (ii) ANY MATERIALS, SUBSTANCES OR WASTES WHICH ARE TOXIC, IGNITABLE, RADIOACTIVE, CORROSIVE OR REACTIVE AND WHICH ARE REGULATED BY ANY STATE OR LOCAL GOVERNMENTAL AUTHORITY OR ANY AGENCY OF THE UNITED STATES OF AMERICA; (iii) ASBESTOS, MOLD, FUNGI, PETROLEUM AND PETROLEUM BASED PRODUCTS, UREA FORMALDEHYDE FOAM INSULATION, POLYCHLORINATED BIPHENYLS (PCBS), AND FREON AND OTHER CHLOROFLUOROCARBONS; AND (iv) THOSE SUBSTANCES DEFINED AS ANY OF THE FOREGOING IN THE REGULATIONS ADOPTED AND PUBLICATIONS PROMULGATED PURSUANT TO EACH OF THE AFORESAID LAWS. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS-IS,” “WHERE-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY AND PURCHASER’S AGREEMENT TO PURCHASE THE PROPERTY “AS-IS” IS A MATERIAL INDUCEMENT TO SELLER TO AGREE TO SELL THE PROPERTY AT THE PURCHASE PRICE PROVIDED HEREIN.
WITHOUT LIMITING THE FOREGOING AND SUBJECT SOLELY TO THE SELLER’S REPRESENTATIONS IN THIS CONTRACT AND IN THE CLOSING DOCUMENTS, PURCHASER, FOR ITSELF AND ITS AGENTS, PARENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHT TO RECOVER FROM AND RELEASES AND FOREVER DISCHARGES SELLER AND ITS REPRESENTATIVES FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY FEES AND DISBURSEMENTS) WHATSOEVER (COLLECTIVELY "CLAIMS") WHETHER AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS CONTRACT, WHICH PURCHASER HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PHYSICAL (INCLUDING WITHOUT LIMITATION, DESIGN AND CONSTRUCTION DEFECTS), ENVIRONMENTAL, HEALTH, SAFETY, ECONOMIC OR LEGAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT AND ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER ANY ENVIRONMENTAL LAWS OR ANY SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION (INCLUDING ANY SUBSEQUENT AMENDMENT OR ADDITION THERETO AND JUDICIAL INTERPRETATIONS

THEREOF). PURCHASER, FOR ITSELF AND ITS AGENTS, AFFILIATES, PARENTS, SUCCESSORS AND ASSIGNS UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND ITS REPRESENTATIVES FROM AND AGAINST ANY AND ALL MATTERS AFFECTING THE PROPERTY. PURCHASER ASSUMES AND TAKES RESPONSIBILITY AND LIABILITY FOR ALL OBLIGATIONS ATTRIBUTABLE TO THE STRUCTURAL, PHYSICAL, OR ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY HAZARDOUS MATERIALS IN, AT, UNDER OR ABOUT THE PROPERTY AND AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SELLER AND SELLER’S REPRESENTATIVES FROM ANY LOSS, COST, CLAIM, LIABILITY, EXPENSE OR DEMAND WITH RESPECT THERETO. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS WAIVER AND RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL.

    Purchaser’s Initials

THE AGREEMENT OF PURCHASER SET FORTH IN THIS PARAGRAPH 2.6 SHALL BE DEEMED TO BE AFFIRMED AS OF THE CLOSING AND THE PROVISIONS OF THIS PARAGRAPH 2.6 SHALL SURVIVE INDEFINITELY THE CLOSING OR EARLIER TERMINATION OF THIS CONTRACT AND SHALL NOT BE MERGED INTO THE DEED OR OTHER CLOSING DOCUMENTS.
2.5    Delivery of Title Commitment. Seller has obtained for Purchaser a commitment for title insurance issued by the Title Company (the “Title Commitment”), covering the Real Property, together with copies of all documents referenced in the Title Commitment and has provided a copy thereof to Purchaser. Purchaser, at its option and expense, may obtain a new survey, or an update of any Existing Survey of the Real Property (the “Updated Survey”).
2.6    Title Review and Cure. During the Inspection Period, Purchaser shall review title to the Real Property as disclosed by the Title Commitment, the Existing Survey and, if obtained, the Updated Survey. Purchaser shall be entitled to object to any matter disclosed in the Title Commitment, the Existing Survey or on the Updated Survey by a written notice of objections delivered to Seller by the expiration of the Inspection Period (the “Objection Notice”). Except as specifically provided in this Paragraph 2.8, Seller shall have no obligation to cure title objections. Seller agrees to: (a) remove any exceptions or encumbrances to title which are created by Seller after the Effective Date of this Contract without Purchaser’s consent; (b) cause all mortgages, deeds of trust and related loan documents to be satisfied and removed; (c) pay of any and all unpaid taxes and assessments due and payable to any governmental entity on or prior to the Closing; and (d) cause all tax liens, judgment liens, mechanics liens and all other liens which can be discharged by the payment of a sum certain to be satisfied or removed from the Title Commitment on or prior to Closing. Purchaser may terminate this Contract during the Inspection Period and receive a full refund of the Earnest Money if Seller refuses to cure any matter raised in the Objection Notice. Purchaser may terminate this Contract after the Inspection Period and receive a full refund of the Earnest Money if Seller refuses to cure any matter raised by the Title Company’s revision of the Title Commitment after the Inspection Period or the surveyor updates the Updated Survey after the expiration of the Inspection Period to add or modify any exceptions or other items in a material adverse manner, if such additions or modifications are not acceptable to Purchaser and are not removed by the Closing Date. The term “Permitted Exceptions” shall mean: all matters either of record or shown in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment and that Seller is not required to remove as provided above; items shown on the Existing Survey or the Updated Survey, if obtained, and if no Updated Survey is obtained, then all matters that would be disclosed by an accurate survey; any defects in or objections to title to the Real Property or title exceptions or encumbrances, arising, by, through or under Purchaser; real estate taxes or other assessments not yet due and payable; and the rights of tenants in possession as tenants only under the Leases.

2.7    Delivery of Title Policy at Closing. As a condition to Purchaser’s obligation to close, the Escrow Agent shall deliver to Purchaser at Closing an Owner’s Policy of Title Insurance (the “Title Policy”), issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of good and marketable fee simple title to the Real Property, and subject only to the Permitted Exceptions. Seller shall execute at Closing an affidavit as to authority, the rights of tenants in occupancy, the status of mechanics’ liens in the form attached on Exhibit H, as the Title Company shall require for the issuance of the Title Policy. The Title Policy may be delivered after Closing if a profroma policy is issued and marked-up at Closing.
Article 3:     Operations And Risk Of Loss
3.1    Ongoing Operations. During the pendency of this Contract, Seller shall (a) carry on its business and activities relating to the Property, including leasing, managing, operating, maintaining and repairing of the Property, substantially in the same manner as it did before the Effective Date; (b) perform when due all of Seller’s obligations under all applicable laws in the ordinary course of business; and (c) maintain until the Closing Date fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Property as of the Effective Date.
3.2    Performance under Leases and Service Contracts. During the pendency of this Contract, Seller will perform its obligations under the Leases and Service Contracts and other agreements that may affect the Property.
3.3    New Contracts. During the pendency of this Contract, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except (a) Leases and (b) freely assignable contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice and without penalty or cancellation fee, without the prior consent of the Purchaser, which shall not be unreasonably withheld or delayed.
3.4    Termination of Service Contracts. During the Inspection Period, Purchaser shall notify Seller which Service Contracts Purchaser wishes to assume at Closing. Notwithstanding the foregoing, Purchaser shall assume all Service Contracts that are not terminable on thirty (30) days or less notice or that require the payment of a termination charge (unless Purchaser agrees to pay such termination charge); provided, however, Purchaser shall have no obligation to assume any Service Contract where Seller failed to obtain the required consent to assignment prior to the Closing Date or Seller failed to provide a complete copy of the Service Contract prior to Closing. Seller shall not assign and Purchaser shall not assume, any Service Contracts that are (a) national contracts entered into by Seller or its property manager with respect to the Property (i) which terminate automatically upon transfer of the Property by Seller, or (ii) which Seller, in Seller’s sole discretion, elects to terminate with respect to the Property effective as of the Closing Date, and (b) any property management contract for the Property. In the event that Purchaser fails to give notice to Seller, on or before the expiration of the Inspection Period, of the Service Contracts that Purchaser wishes to assume, then Purchaser shall be deemed to have elected to assume all Service Contracts except those that are expressly not assignable as described in the previous sentence. To the extent that any Service Contract to be assumed by Purchaser (including any Service Contracts that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment of the Service Contract by Seller to Purchaser, then, prior to Closing, Seller shall be responsible for obtaining from each applicable vendor a consent to the assignment of the Service Contract by Seller to Purchaser. Purchaser shall pay any transfer or assignment charges due in connection with its assumption of any Service Contracts. Notice of termination for all Service Contracts not assumed by Purchaser shall be given by Seller not later than the Closing Date and any charges due thereunder after the Closing Date and through the date of actual termination shall be included as a prorated expense.
3.5    Litigation and Violation Notices. Seller shall notify Purchaser of any litigation, arbitration, administrative hearing or condemnation proceeding before any court or governmental agency concerning or affecting the Property which is instituted or threatened after the Effective Date and of which Seller receives written notice. Seller shall give Purchaser copies of all written notices received by Seller after the Effective Date asserting any breach or default under: i) the Service Contracts; ii) any violations of any licenses, permits, governmental approvals or certificates of occupancy applicable to the Property, or; iii) any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Property.

3.6    Rent Ready Credit. Not more than two (2) business days prior to Closing (the “Walk Though Date”), a representative of Purchaser and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) days prior to Closing that Seller has not placed in a “rent ready” condition before the Walk Through Date, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of $500 per unit. As used herein, “‘rent ready’ condition” shall mean ready in accordance with Seller’s normal practices and procedures as of the Effective Date.
Article 4:     Conditions Precedent and Remedies
4.1    Purchaser’s Conditions to Closing. Purchaser’s obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
4.1.1.    All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;
4.1.2.    Each of the representations set forth in Paragraph 7.1 shall be true in all material respects as of the Closing Date, except that the Rent Roll and Operating Statements referred to in Paragraph 7.1.3 shall also refer to the Rent Roll and Operating Statements delivered pursuant to Paragraph 5.2.6 below;
4.1.3.    Title Company is prepared to issue, upon the condition of the payment of its scheduled premium, the Title Policy, subject to the Permitted Exceptions; and
4.1.4.    Purchaser has not elected to terminate this Contract pursuant to Paragraph 2.5 or Paragraph 4.6.
4.2    Seller's Conditions to Closing. Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller's obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
4.2.1.    All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered; and
4.2.2.    Each of the representations of Purchaser set forth in Paragraph 7.2 shall be true in all material respects as of the Closing Date; and
4.3    Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Paragraphs 4.1 or 4.2 are not fulfilled or waived, the party benefited by such conditions may, by written notice to the other party, terminate this Contract, whereupon all rights and obligations hereunder of each party shall terminate except those that expressly survive any termination. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Paragraphs 4.1 and 4.2 above. In the event this Contract is terminated as a result of any condition set forth in Paragraph 4.1, Purchaser, as its sole and exclusive remedy, shall be entitled to a full refund of the Earnest Money and the Reimbursement Cap (as defined in Paragraph 4.6). In any event, Purchaser’s consent to the close of escrow pursuant to this Contract shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of covenants, representations and warranties of which Purchaser had knowledge as of the Closing.
4.4    Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened after expiration of the Inspection Period but before the Closing Date, and risk of loss to the Property due to fire, flood or any other cause after the expiration of the Inspection Period but before the Closing Date, shall remain with Seller. If after the Effective Date and before the Closing Date the Real Property or any portion thereof shall be Materially damaged (as defined below), or if the Real Property or any portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Contract by written notice to the other given within five (5) days after Purchaser learns of the damage or taking, but no later than the Closing Date, in which event the Earnest Money shall be returned to Purchaser. If no such election is made, and in any event if the damage is not material, this Contract shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds that may thereafter be made for such damage or destruction giving Purchaser a credit at Closing for any deductible under such policies. For the purposes of this paragraph, the phrases “Material damage” and “Materially damaged” means damage equal to or exceeding $500,000.00.
4.5    DEFAULT BY PURCHASER. IF PURCHASER SHALL DEFAULT IN ITS OBLIGATION TO PURCHASE THE PROPERTY PURSUANT TO THIS CONTRACT AND CLOSING DOES NOT OCCUR, PURCHASER AGREES THAT SELLER SHALL HAVE THE RIGHT TO HAVE THE ESCROW AGENT DELIVER THE EARNEST MONEY TO SELLER AS LIQUIDATED DAMAGES TO RECOMPENSE SELLER FOR TIME SPENT, LABOR AND SERVICES PERFORMED, AND THE LOSS OF ITS BARGAIN. PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO AFFIX MORE PRECISELY DAMAGES IF PURCHASER SO DEFAULTS AND THAT THE EARNEST MONEY REPRESENTS A REASONABLE ESTIMATE OF SELLER’S PROBABLE LOSS IN THE EVENT OF A PURCHASER DEFAULT IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLER AGREES TO ACCEPT THE EARNEST MONEY AS SELLER’S SOLE REMEDY IF PURCHASER DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY PURSUANT TO THIS CONTRACT AND CLOSING DOES NOT OCCUR, SELLER WAIVING ALL OTHER RIGHTS AND REMEDIES. SELLER’S RETENTION OF THE EARNEST MONEY IS INTENDED NOT AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES PURSUANT TO O.C.G.A. § 13-6-7 (AND UNDER ANY OTHER STATUTE AND COMMON LAW PRINCIPLE AS MAY BE DEEMED APPLICABLE TO THE RECOVERY OF DAMAGES UNDER THIS CONTRACT). THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS HEREUNDER.
4.6    DEFAULT BY SELLER. IF SELLER DEFAULTS IN ITS OBLIGATION TO SELL AND CONVEY THE PROPERTY TO PURCHASER PURSUANT TO THIS CONTRACT, PURCHASER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO ELECT ONE OF THE FOLLOWING: (A) TO TERMINATE THIS CONTRACT, IN WHICH EVENT PURCHASER SHALL BE ENTITLED TO THE RETURN BY THE ESCROW AGENT TO PURCHASER OF THE EARNEST MONEY AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS EXCEPT FOR PURCHASER’S AND ANY SELLER’S INDEMNITY OBLIGATIONS HEREUNDER, OR (B) TO FILE A SUIT FOR SPECIFIC PERFORMANCE PROVIDED THAT ANY SUIT FOR SPECIFIC PERFORMANCE MAY NOT BE FILED MORE THAN FORTY FIVE (45) DAYS AFTER SELLER’S DEFAULT, TO THE EXTENT PERMITTED BY LAW, PURCHASER WAIVING THE RIGHT TO BRING SUIT AT ANY LATER DATE. A SUIT FOR SPECIFIC PERFORMANCE UNDER THIS PARAGRAPH SHALL BE ACTIONABLE AND ENFORCEABLE IF AND ONLY IF PURCHASER DELIVERS NOTICE TO SELLER OF ITS INTENTION TO FILE A SUIT FOR SPECIFIC PERFORMANCE AGAINST SELLER WITHIN THIRTY (30) DAYS AFTER SELLER’S DEFAULT. AS A CONDITION PRECEDENT TO ANY SUIT FOR SPECIFIC PERFORMANCE, PURCHASER MUST HAVE TENDERED ALL OF ITS DELIVERIES ON OR BEFORE THE CLOSING DATE, INCLUDING THE PURCHASE PRICE, TO THE EXTENT POSSIBLE GIVEN THE SELLER’S DEFAULT. PURCHASER WAIVES ANY OTHER RIGHTS OR REMEDIES. PURCHASER AGREES NOT TO FILE A LIS PENDENS OR OTHER SIMILAR NOTICE AGAINST THE PROPERTY EXCEPT IN CONNECTION WITH, AND AFTER, THE PROPER FILING OF A SUIT FOR SPECIFIC PERFORMANCE. NOTWITHSTANDING THE FOREGOING, IF PURCHASER ELECTS TO TERMINATE THIS CONTRACT UNDER THIS PARAGRAPH 4.6, SELLER SHALL BE OBLIGATED TO REIMBURSE PURCHASER FOR ALL OUT-OF-POCKET EXPENSES REASONABLY INCURRED BY PURCHASER IN CONNECTION WITH THIS CONTRACT, NOT TO EXCEED THE AMOUNT OF $25,000.00 (THE “REIMBURSEMENT CAP”).
Article 5:     Closing

5.1    Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the usual form of deed and money escrow, which the parties shall establish with Escrow Agent.
5.2    Seller’s Deliveries in Escrow. On or before one (1) business day before the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following:
5.2.1.    Deed. (i) A limited warranty deed (the “Deed”) in the form attached hereto as Exhibit D, executed and acknowledged by Seller, conveying Seller’s title to the Real Property, subject only to the Permitted Exceptions, and (ii) a quitclaim deed in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying title using the legal description of the Real Property taken from the Updated Survey for such purpose (the "Quitclaim Deed").
5.2.2.    Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption in the form of Exhibit F attached hereto (the “Assignment”), executed by Seller.
5.2.3.    Notice to Residents. A notice to each tenant regarding the sale of the Property in the form of Exhibit G attached hereto, or such other form as may be required by applicable state law, executed by Seller (the “Notice to Residents”);
5.2.4.    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;
5.2.5.    FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;
5.2.6.    Rent Roll and Operating Statements. An updated Rent Roll dated within five (5) days of the Closing Date and certified by Seller or its property manager, to the best of its knowledge, to be true and correct in all material respects (including, without limitation, all Leases and security deposits) and updated Operating Statements for the Property for the month immediately prior to Closing;
5.2.7.    Termination of Management Agreement. Evidence of termination of the existing management agreement for the Property, executed by Seller and its property manager (to the extent required to be executed by such property manager);
5.2.8.    Owner's Affidavit. An owner's affidavit in favor of the Title Company substantially in the form attached hereto as Exhibit I;
5.2.9.    Affidavit of Seller's Residence and Affidavit of Gain. Either (i) an affidavit required by the laws of the State of Georgia of Seller's residency (or the residency of Seller's parent, if Seller is a "disregarded entity" for federal income tax purposes) in the form attached as Exhibit L hereto, or (ii) an Affidavit of Seller Gain in the form attached as Exhibit M hereto and, if applicable, a related Certificate of Seller's Exemption in the form attached as a part of Exhibit N hereto (and the sum required to be remitted to the State of Georgia based upon the Affidavit of Seller Gain, if applicable, will be withheld from Seller's Purchase Price proceeds and deposited with Escrow Agent at Closing for Escrow Agent to remit to the State of Georgia); but if Seller fails to satisfy the requirements of both (i) and (ii) above, an amount equal to 3% of the Purchase Price shall be withheld from Seller's Purchase Price proceeds and deposited with Escrow Agent at Closing for Escrow Agent to remit to the State of Georgia in accordance with O.C.G.A Section 48-7-128 et seq.;
5.2.10.    Commercial Real Estate Broker's Affidavit and Lien Waiver. A Commercial Real Estate Broker's Affidavit and Lien Waiver in the form attached as Exhibit NI hereto, properly completed and executed under oath, from each real estate broker to whom any commission or other compensation is due and owing at the time of the Closing; and
5.2.11.    Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Contract.

5.3    Purchaser’s Deliveries in Escrow. Except as otherwise set forth below, on or before one (1) business day before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:
5.3.1.    Purchase Price. No later than 1:00 p.m. local time where the Real Property is located, Purchaser shall deliver the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same day federal funds wired for credit into the Escrow Agent’s escrow account at a bank satisfactory to Seller;
5.3.2.    Bill of Sale, Assignment and Assumption. The Assignment, executed by Purchaser;
5.3.3.    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and
5.3.4.    Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Contract.
5.4    Closing Statements. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Contract in the form required by the Escrow Agent.
5.5    Title Policy. The Title Policy shall be delivered at Closing as provided in Paragraph 2.9.
5.6    Possession. Seller shall deliver possession of the Property to Purchaser at the Closing.
5.7    Other Closing Deliveries. Seller shall deliver to Purchaser at the Property on the Closing Date, copies or original Leases; lease files; originals of all contracts (or copies if no originals are available) and receipts for deposits; all keys, if any, used in the operation of the Property. All tenant security deposits (including but not limited to pet, cleaning and other similar deposits if the same are deposits and not fees) actually received by Seller and not theretofore applied to tenant obligations under the Leases, together with interest required by law or the Lease to be paid thereon, shall be transferred at Closing to a deposit account in Purchaser's name as required by, pursuant to and in compliance with O.C.G.A. § 44-7-30 et. seq. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits which are transferred to Purchaser's control.
5.8    Close of Escrow. The Escrow Agent shall agree in writing with Seller and Purchaser that (a) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (b) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Contract. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser and in accordance with escrow instructions by each party consistent with this Contract.
Article 6:     Prorations and Adjustments
6.1    Prorations. The day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited or charged to Purchaser and the portion thereof applicable to periods ending as of Closing shall be credited or charged to Seller. Seller and Purchaser shall endeavor to cause the Escrow Agent to prepare a draft closing statements containing the prorations described in this Article 6 and deliver the same together with invoices or bills for all prorated expenses and other reasonable backup information from Seller no later than 3:00 p.m. local time where the Real Property is located two (2) business days before Closing.
6.1.1.    Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Real Property for the then current calendar year or other current tax period (collectively, “Taxes”) not yet due and payable shall be prorated. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates. If this sale or Purchaser’s use of the Real Property after Closing results in the additional assessment of additional taxes, penalties or interest (collectively, “Assessments”) for periods prior to closing, the Assessments will be the obligation of Purchaser. If Seller’s change in the use of the Real Property prior to Closing or denial of a special use valuation on the Real Property results in Assessments prior to Closing, the Assessments will be the obligation of Seller. Obligations imposed by this paragraph shall survive Closing.
6.1.2.    Collected Rent. All collected rent and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. Any bonus, advance payments under laundry leases, cable agreements and other similar agreements shall not be prorated. Purchaser shall apply rent and other income from tenants that are collected after the Closing first to the obligations then owing to Purchaser for its period of ownership and to costs of collection, then to payment of rent due for the month of Closing, and thereafter to delinquent rents in order of maturity with the most recently delinquent rents being paid first. Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Purchaser. Purchaser will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing. Seller may pursue collection as to any rent not collected by Purchaser within six (6) months following the Closing Date; provided, however, that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith. If any tenant pays its rent via an ACH or other automatic debit system, Seller shall cancel such automatic payments at Closing; provided, however, in the event that an automatic rent payment is erroneously forwarded to Seller after Closing, Seller shall remit such payment to Purchaser in accordance with Paragraph 6.2.
6.1.3.    Utilities. Expenses related to utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items. Seller shall pay, or cause to be paid, at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills for the periods prior to and after Closing, Purchaser will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing. If Seller has paid any utilities no more than thirty (30) days in advance in the ordinary course of business, then Purchaser shall be charged its portion of such payment at Closing.
6.1.4.    Fees and Charges under Service Contracts. Seller and Purchaser shall prorate all fees and charges under the Service Contracts that are being assigned to and assumed by Purchaser at the Closing, on the basis of the periods to which such Service Contracts relate.
6.2    Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under Paragraph 6.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available, with final adjustment to be made as soon as reasonably possible after the Closing, but no later than ninety (90) days after the Closing (except for Taxes which shall be final as of Closing, subject to the Tax appeal rights set forth in this Paragraph 6.2), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. Upon at least seven (7) days’ written notice to Purchaser, Seller shall have reasonable access to, and the right to inspect and audit, Purchaser’s books to confirm the final prorations. In the event there is an appeal by Seller or Seller’s agent with respect to the Taxes pending as of the Closing Date relating to the Taxes due for the current calendar year and Seller ultimately prevails on such appeal, then, after deducting from any refund or rebate from such appeal any and all reasonable and necessary costs and expenses incurred by Seller in connection with such initial tax protest and subsequent appeal (the “Appeal Expenses”), Seller shall disburse to Purchaser an amount equal to the prorated amount of such award (after deducting the Appeal Expenses) attributable to the time period after the Closing Date. In the event Seller is not successful in an appeal of the Taxes pending as of the Closing Date, then Purchaser shall not be liable with respect to the Appeal Expenses. If Purchaser appeals the Taxes and is successful, Purchaser agrees to pay Seller the portion of such award applicable to Seller’s period of ownership, after deducting from any refund or rebate from such appeal any and all reasonable and necessary costs and expenses incurred by Purchaser in connection with such appeal. If there are any pending Tax appeals relating to prior calendar years, then Seller shall be entitled to all proceeds relating to any such prior calendar year Tax appeals. The obligations and rights included in this Paragraph 6.2 shall survive the Closing.
6.3    Service Contracts. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are assigned to Purchaser at Closing.
6.4    Tenant Deposits. All tenant security deposits in Seller’s possession (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law. As of the Closing, Purchaser shall assume Seller’s obligations related to tenant security deposits.
6.5    Utility Deposits. To the extent required, Purchaser shall be responsible for making any deposits, required with utility companies.
6.6    Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Contract or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.
Article 7:     Representations
7.1    Seller’s Representations. Except, in all cases, for any fact, information or condition disclosed in the Title Commitment, the Permitted Exceptions, the Service Contracts, or Property Information, or which is otherwise known to Purchaser prior to Closing, Seller represents to Purchaser the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date:
7.1.1.    Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited liability company in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Contract and, as of Closing, will have obtained any and all consents required to consummate or cause to be consummated the transactions contemplated hereby. This Contract has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.
7.1.2.    Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller’s knowledge binding on Seller whose provisions will be breached by consummation of the transaction contemplated by this Contract. There is no litigation, arbitration, administrative hearing, action or proceeding pending, or regarding which Seller has received a written demand, against the Real Property, including condemnation proceedings, or against the Seller which challenges or impairs Seller’s ability to execute or perform its obligations under this Contract. Seller has not filed, and has not retained anyone to file, notices of protests or appeal against real property tax assessments against the Property, other than protests or appeals that have been finally resolved.
7.1.3.    Rent Roll and Operating Statements. The Rent Roll and Operating Statements were prepared by or for Seller in the ordinary course of its business and are the Rent Roll and Operating Statements used and relied upon by Seller in connection with its operation of the Property. The Rent Roll is true, correct and complete to the best of Seller’s knowledge in all material respects.

7.1.4.    Service Contracts. Exhibit J attached hereto lists all Service Contracts. To Seller’s knowledge, no material default exists under any Service Contract.
7.1.5.    Books and Records. To Seller’s knowledge, all books, records and other information prepared by Seller or its property manager and provided to Purchaser by Seller were prepared by or for Seller in the ordinary course of its business and are the same books, records and other information used and relied upon by Seller in its operation of the Property.
7.1.6.    Violations. To Seller’s knowledge, Seller has not received written notice from any governmental entity of any uncured material violations by Seller of any law affecting the Real Property including any environmental law.
7.1.7.    Foreign Person. Each of the tenants in common which comprise Seller, or the owner of such tenant in common if such owner is treated as the transferor for federal income tax purposes, is not a “foreign person” or a “disregarded entity” as defined in Section 1445 of the Internal Revenue Code, as amended.
7.1.8.    Definition of Seller's Knowledge. Any representations made "to Seller’s knowledge" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term “to Seller's knowledge" shall mean and refer only to actual knowledge of the Designated Representative of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate or parent of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Tyler Morris, Vice President of Asset Management for the Seller and who has knowledge of the operations of the Property.
7.2    Purchaser’s Representations. As a material inducement to Seller to execute this Contract and consummate this transaction, Purchaser represents to Seller the following as of the Effective Date and as of the Closing Date:
7.2.1.    Organization and Authority. Purchaser is a duly organized and validly existing limited partnership, in good standing in the State of Delaware, and, prior to Closing, will be qualified to do business in the state in which the Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Contract and, as of Closing, will have obtained any and all consents required to consummate or cause to be consummated the transactions contemplated hereby. This Contract has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.
7.2.2.    Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser whose provisions will be breached by consummation of the transaction contemplated by this Contract. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Contract.
7.2.3.    ERISA. Purchaser does not hold the assets of any employee benefit plan within the meaning of 29 C.F.R. §2510.3-101(a)(2).
7.2.4.    Anti-Terrorism. Purchaser (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11 sdn.pdf> or at any replacement website or other replacement official publication of such list and (ii) is currently in compliance with and will at all times during the term of this Contract (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive

Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
7.3    ADA/FHA Disclosure. Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation. Purchaser acknowledges that it is solely responsible for determining whether the Property complies with the ADA and the FHA. The provisions of this Paragraph 7.3 shall survive indefinitely the Closing or earlier termination of this Contract and shall not be merged into the Deed or other closing documents.
7.4    Sophisticated Purchaser. Purchaser is a sophisticated and experienced purchaser of commercial properties including without limitation, apartment projects, and has participated in and is familiar with the acquisition, development, redevelopment, ownership, management, and operation of real estate projects similar to the Property. Purchaser has or will have under the terms of this Contract adequate opportunity to complete and will have completed all physical, financial, legal and regulatory investigations and examinations relating to the Property that it deems necessary, and will acquire the same solely on the basis of such investigations and examinations, the representations and warranties made by Seller herein and the title insurance protection afforded by the Title Policy and not on the basis of any information provided or to be provided by Seller or any Seller’s Representatives (other than as provided to the contrary in Paragraph 7.1).
The provisions of this Article 7 shall survive indefinitely the Closing or earlier termination of this Contract and shall not be merged into the Deed or other closing documents.
Article 8:     Miscellaneous
8.1    Parties Bound. Except for an assignment pursuant to Paragraph 8.2, Purchaser may not assign this Contract without the prior written consent of Seller, and any such prohibited assignment shall be void; provided however, that Purchaser may assign this contract to an Affiliate at Closing by providing written notice to Seller no less than five (5) business days before the Closing Date. Subject to the foregoing, this Contract shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this Paragraph 8.1, the term “Affiliate” means: (i) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser, or (ii) an entity at least a majority of whose economic interest is owned by Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment shall relieve the assignor of any obligation under the Contract.
8.2    Section 1031 Exchange. Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (a) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Seller’s obligations under this Contract; (b) the exchanging party shall effect its Exchange through an assignment of this Contract to a qualified intermediary; (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the other party had the exchanging party not consummated the transaction through an Exchange. Neither party shall by this Contract or acquiescence to an Exchange desired by the other party have its rights under this Contract affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with § 1031 of the Code.
8.3    Headings. The article and paragraph headings of this Contract are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

8.4    Invalidity and Waiver. If any portion of this Contract is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Contract shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Contract shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.
8.5    Governing Law. This Contract shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located. Venue for any action arising out of or related to this Contract shall be in the United States District Court, Northern District of Georgia.
8.6    Limitations.
8.6.1.    Limitation of Liability. Seller’s liability for breach of the covenants, indemnities, warranties and representations contained in this Contract and in any document executed by Seller pursuant to this Contract shall be limited to claims in excess of an aggregate $50,000.00 and Seller shall be liable only to the extent that such aggregate exceeds such figure. Any liability of Seller under this Contract, or for a breach by Seller of any of its obligations under this Contract, shall be limited solely to the assets of Seller under this Contract, including, without limitation, the proceeds from the sale of the Property at Closing, and in no event shall any liability be asserted by Purchaser against Seller’s employees, members, partners, representatives, officers, directors, trustees, principals, agents, consultants, affiliates, parents, brokers, property managers, asset managers, or any of their respective successors or assigns in connection with this Contract. Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties with respect to the Property shall not exceed an amount equal to $450,000.00. Notwithstanding anything to the contrary contained in this Contract, Seller shall not be liable for consequential, punitive and/or exemplary damages of any nature whatsoever. Purchaser shall provide written notice to Seller of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and is being diligently pursued and cured within a total of sixty (60) days. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedies shall be an action at law for actual damages as a consequence thereof; provided, however, notwithstanding anything in this Contract to the contrary, that: (i) any claim, suit, proceeding, litigation or action at law brought after Closing for any breach under this Contract by Seller, including, without limitation, any such claim, suit, proceeding, litigation or action at law based upon a misrepresentation or a breach of a covenant, indemnity, warranty or representation under this Contract or included in any document executed by Seller pursuant to this Contract shall be actionable or enforceable if and only if written notice of such claim is delivered to Seller within six (6) months after the Closing Date (the “Notice Period”); and (ii) provided such written notice is timely delivered to Seller by Purchaser pursuant to (i) above, any such claim, suit, proceeding, litigation or action at law must be filed within nine (9) months after the Closing Date, Purchaser hereby waiving the right to file any such claim, suit, proceeding, litigation or action at law at any later date. The Notice Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver and release set forth in Paragraph 2.6 shall apply fully to liabilities under such covenants, indemnities, representations and warranties and is hereby incorporated by reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Paragraph 8.6.1 does not apply to Seller’s liability with respect to prorations and adjustments under Article 6 nor to any representation or warranty set forth in Paragraph 6.6. The provision of this Paragraph 8.6.1 shall survive indefinitely the Closing or earlier termination of this Contract and shall not be merged into the Deed or other closing documents.
8.6.2.    Disclosure. Notwithstanding any contrary provision of this Contract, if during the pendency of this Contract, Seller, to its knowledge as defined in Paragraph 7.1.8, becomes aware of any matters which make any of its representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Contract prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters, but Purchaser shall have the right to elect in writing on or before three (3) business days after Seller discloses any such matters to Purchaser, (a) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Contract, or (b) as to any matters disclosed following the expiration of the Inspection Period, to terminate this Contract and receive a full refund of the Earnest Money and the Reimbursement Cap.
8.7    No Third Party Beneficiary. This Contract is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary or otherwise.
8.8    Time. Time is of the essence in the performance of this Contract.
8.9    Press Release. Until thirty (30) days after the Closing, neither Purchaser nor Broker will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to this transaction, or otherwise announce or disclose or cause or permit to be announced or disclosed this transaction if the identity or involvement of Seller or the Purchase Price is mentioned without first obtaining the written consent of Seller. Seller may not disclose identity or involvement of Purchaser or the Purchase Price without first obtaining the written consent of Purchaser, except that one or more of Seller may be held by a subsidiary of a corporation that is or intends to qualify as a real estate investment trust and that, as such, it is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Contract or the provisions of any other existing agreement between the parties hereto to the contrary, both Seller and Purchaser may publicly file, disclose, report or publish any and all information related to this transaction that may be reasonably interpreted as being required by federal law or regulation. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements or from notifying the current tenants of the Real Property of such sale as stated in Exhibit F hereto. Any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including, without limitation, (a) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (b) the existence or status of any negotiations unrelated to the tax issues, or (c) any other term or detail not relevant to the tax treatment or the tax structure of the transaction. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 8.9.
8.10    Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth on Exhibit G. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with such courier, (b) sent by facsimile or email in which case notice shall be deemed delivered upon receipt of confirmation transmission of such facsimile notice or absence of a failed delivery notice if by email; or (c) sent by personal delivery, in which case notice shall be deemed delivered upon delivery (whether accepted or refused). Any notice sent by facsimile or personal delivery and delivered after 5:00 p.m. local time where the Real Property is located shall be deemed received on the next business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies, of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.
8.11    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Contract and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Contract or any exhibits or amendments hereto.

8.12    Reporting Person. Purchaser and Seller hereby designate the Title Company as the "reporting person" pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.
8.13    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday or any other day on which banks in the State of Georgia are permitted or required to close, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday or any other day on which banks in the State of Georgia are permitted or required to close. Additionally, in establishing the Closing Date, if the last day of the computed time period is a Saturday or Sunday or a legal holiday for banks in the state in which the Real Property is located, the Closing Date shall be, subject to Paragraph 8.23, on the next day which is neither a Saturday, Sunday or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time where the Real Property is located.
8.14    Execution in Counterparts. This Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Contract. To facilitate execution of this Contract, the parties may execute and exchange by telephone facsimile, or by e-mail as a .pdf document or other electronic imaging, counterparts of the signature pages, provided that executed originals thereof are promptly forwarded to the other party by any of the delivery methods set forth in Paragraph 8.10 other than facsimile.
8.15    Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith, with any right to have the amount of "reasonable" attorneys' fees determined in accordance with O.C.G.A. § 13-1-11 or any similar statutory provision being hereby expressly waived by both Seller (and any third party beneficiary of this Contract) and Purchaser.
8.16    Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Contract. This Contract may be amended or supplemented only by an instrument in writing executed by the parties.
8.17    Procedure for Indemnity. The following provisions govern actions for indemnity under this Contract. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission to so deliver such written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
8.18    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NEITHER PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH OF THE PARTIES ACKNOWLEDGE THAT IT HAS RECEIVED THE ADVICE OF COUNSEL WITH RESPECT TO THIS WAIVER.

8.19    No Recording. Neither this Contract nor any memorandum or short form thereof may be recorded by either party.
8.20    No Partnership. The relationship of the parties hereto is solely that of Seller and Purchaser with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.
8.21    Submission not an Offer. The submission of this Contract to any party by Seller shall not be construed as an offer, nor shall Purchaser have any rights with respect thereto, unless and until Seller shall execute a copy of this Contract and deliver the same to Purchaser.
8.22    Independent Responsibility/No Alter Ego. The parties hereby agree that the obligations of the parties under this Contract are separate and distinct, and that no party’s affiliate (of any type or nature) or other third party is responsible in any manner whatsoever for the debts, liabilities or obligations of any party hereto. As such, the parties agree that no party’s affiliate (of any type or nature) or other third party is an alter-ego of any other party (or any affiliate thereof) or in any manner is or shall be vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of any party or any affiliate thereof (collectively, “Derivative Claims”). The parties further agree that, as a material part of and material inducement for the transactions contemplated by this Contract, they will not assert any Derivative Claims in any dispute, claim or controversy relating to or arising out of this Contract. Accordingly, it is expressly agreed that any obligation of Seller for any breach of any representation or surviving covenant shall not be considered a "liability" for purposes of Sections 18-607(b) and 18-804(c) of the Delaware Limited Liability Company Act.  The provisions of this Paragraph 8.22 shall survive the closing or consummation of the transactions contemplated by this Contract or any termination or purported termination of this Contract.
8.23    Rule 3-14 Compliance. Seller shall on or up to forty-five (45) days after Closing provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser reasonable access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, necessary to enable Purchaser's auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the one immediately preceding calendar year.  Purchaser shall be responsible for all out-of-pocket costs associated with this audit and the reasonable costs of all personnel required to participate in this audit.  Seller shall up to forty-five days after the Closing reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit, which will include responding to verbal requests for information regarding internal controls and follow-up questions on the financial information provided to the Purchaser.  Seller shall maintain its records for use under this Paragraph 8.23 for a period of not less than ninety days after the Closing Date. The provisions of this Section shall survive Closing for a period of ninety (90) days.
[Signature Page Follows]

SIGNATURE PAGES TO
REAL ESTATE CONTRACT
BY AND BETWEEN
SELLER
AND
PURCHASER
IN WITNESS WHEREOF, the parties hereto have executed this Contract on the day and year written below.

Date: February 12, 2018	TRAMORE APARTMENTS, LLC, a Delaware limited liability company By: /s/ Gregg Christensen Name: Gregg Christensen Title: Executive Vice President “Seller”

SIGNATURE PAGES TO
REAL ESTATE CONTRACT
BY AND BETWEEN
SELLER
AND
PURCHASER

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the day and year written below.

Date: February 12, 2018
RESOURCE APARTMENT OP III, LP,
a Delaware limited partnership

By: Resource Apartment REIT III, Inc., its general partner

By: _/s/ Shelle Weisbaum_________________________

Name: Shelle Weisbaum

Title: Senior Vice President

“Purchaser”

SIGNATURE PAGES TO
REAL ESTATE CONTRACT
BY AND BETWEEN
SELLER
AND
PURCHASER

Escrow Agent has executed this Contract in order to acknowledge its receipt of original counterparts of this Contract executed by Seller and Purchaser and to acknowledge Escrow Agent’s agreement to act as escrowee with respect to the Earnest Money; and to hold the Earnest Money, and the interest earned thereon, in escrow and to disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Contract.

Date:	STEWART TITLE GUARANTY COMPANY By: Name: Title:

LIST OF EXHIBITS

A	Legal Description of Real Property

B	Personal Property Inventory

C	Property Information List

D	Limited Warranty Deed

E	Quitclaim Deed

F	Bill of Sale, Assignment and Assumption

G	Notice to Tenants

H	Addresses for Notices

I	Mechanic’s Lien Affidavit

J	Rent Roll

K	List of Service Contracts

L	Affidavit of Seller’s Residence

M	Affidavit of Seller Gain

N	Certificate of Seller’s Exemption

O	Commercial Real Estate Broker’s Affidavit and Lien Waiver
P

EXHIBIT "A"
LEGAL DESCRIPTION
Seller does not warranty square footage shown below.

ALL THOSE TRACTS OR PARCELS OF LAND WITH IMPROVEMENTS THEREON AND APPURTENANCES THERETO, LYING AND BEING IN LAND LOTS 842, 843, 860, 861 AND 917 OF THE 19TH DISTRICT, COBB COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT ONE

All that tract or parcel of land lying in and being portions of Land Lots 842, 843, 860 and 861, 19th District, 2nd Section, Cobb County, Georgia, being more fully and particularly described as follows:

To find the TRUE POINT OF BEGINNING begin at the point of intersection of the Northeasterly right of way line of the East-West Connector (120-foot right of way) with the Southerly right of way line of Asquith Avenue (varying right of way width): thence Southeasterly along the said right of way line of the East-West Connector a distance of 422.71 feet to a ½ inch rebar found on said right of way line and the TRUE POINT OF BEGINNING; thence leaving said right of way line North 52 degrees, 49 minutes, 55 seconds East a distance of 220.57 feet to a ½ inch rebar found; thence North 37 degrees, 36 minutes, 27 seconds West a distance of 70.11 feet to a ½ inch rebar found; thence North 52 degrees, 43 minutes, 04 seconds East a distance of 29.02 feet to a ½ inch rebar found; thence South 77 degrees, 43 minutes, 55 seconds East a distance of 184.39 feet to a ½ inch rebar found; thence North 86 degrees, 33 minutes, 03 seconds East a distance of 55.27 feet to a ½" rebar found; thence South 22 degrees, 13 minutes, 27 seconds East a distance of 216.64 feet to a ½ inch rebar found; thence South 48 degrees, 02 minutes, 58 seconds East a distance of 100.43 feet to a ½ inch rebar found; thence North 88 degrees, 03 minutes, 15 seconds East a distance of 120.50 feet to a ½" rebar found; thence South 04 degrees, 51 minutes, 27 seconds East a distance of 114.32 feet to ½ inch rebar found; thence South 46 degrees, 28 minutes, 39 seconds East a distance of 101.11 feet to a ½ inch rebar found; thence South 70 degrees, 41 minutes, 47 seconds East a distance of 90.41 feet to a ½ inch rebar found; thence North 70 degrees, 33 minutes, 34 seconds East a distance of 86.65 feet to a ½ inch rebar found; thence North 35 degrees, 39 minutes, 23 seconds East a distance of 88.27 feet to a ½ inch rebar found; thence North 14 degrees, 48 minutes, 31 seconds East a distance of 184.98 feet to a ½ inch rebar found; thence North 05 degrees, 08 minutes, 38 seconds East a distance of 105.41 feet to a ½ inch rebar found; thence North 81

EXHIBIT B
PERSONAL PROPERTY INVENTORY

EXHIBIT C
PROPERTY INFORMATION LIST

1.    Critical Items:

(1)Monthly income statements for the Property beginning December 2016 and through date of sale;

(2)Monthly bank statements for the Property beginning December 2016 through date of sale;

(3)Reconciliations to aforementioned bank statements;

(4)	Monthly rent rolls for December 2016 through month of sale; including the rent roll as of December 31, 2017.

(5)	Trial Balances for the years ended 2016, 2017 and last date the seller owns the Property;

(6)	Balance Sheet at 12/31/16, 12/31/17, and the last month the seller owns the Property;

(7)	Accounts payable and accounts receivable detail listing/aging report at 12/31/16, 12/31/17 and the last month the seller owns the Property, plus accrued expense schedule as of both 12/31/16 and 12/31/17;

(8)	Check registers, payables registers, and all related invoices for January 2017, February 2017, January 2018, and February 2018;

(9)	Copy of management agreement;

(10)	General Ledger for 2017 (full year) and 2018 (thru date of sale);

(11)	Copies of all insurance invoices for past 12 months;

(12)	Copies of all real estate tax bills for 2016 and 2017 as well as any assessments or tax bills for 2018;

(13)
Contact person at the property management company or Seller (e.g. CFO or Controller) with whom the auditors can discuss internal control procedures and walkthrough financial information; this person should be made available during the due diligence period.

(14)Standard Lease form with respect to the Property;

(15)Copies of all property utility bills for past 12 months;

(1)
On-site access to make copies of all current Tenant Leases including any and all modifications, supplements or amendments thereto and all tenant lease files; as well as all leases that were in effect during any time in 2017.

Other Items:

F-1-3

(2)    Copies of all utility contracts if applicable;

(3)    Current resident ledger report as well as a report on the date of sale;

(4)    Current notices to vacate report;

(5)    A schedule of all tenant deposits in the form customarily utilized by Seller;

(6)    Contracts relating to the maintenance and operation of the Property and access at the
Property to all maintenance and service logs for the Property;

(7)    To the extent available at the property, copies of or access to any and all site plans, as-
built, boundary and topographical surveys of the Property, zoning reports, soil and compaction studies or tests for the Property, architectural drawings, plans and specifications with respect to the Property;

(8)    Insurance loss runs during the period of Seller’s ownership of the Property;

(9)    Most recent elevation certificates (if available);

(10)    To the extent available, copies of all guaranties or warranties currently in effect related to the roof or any structure or operating system at the Property;

(11)    A list of employee units and model/office units, and employee rental and discount information;

(12)    A schedule of capital improvements completed during the period of Seller’s ownership;

(13)	Documentation related to eviction activity for the past 12 months as well as the status of all evictions currently in process;

(14)    List of all personal property to be conveyed with the Property;

(15)    To the extent available, the most recent tax, license fee and permit bills and copies of all such licenses and permits, including the certificates of occupancy;

(16)    List of current employees of the Property and payroll;

(17)    All engineering studies, environmental reports, termite inspections or warranties, to the extent available and in the Seller’s possession, which relate to its Property and were prepared for such Seller by third parties;

(18)    The Seller’s ACM plan, lead in water O&M, and other O&M plans, if any.

(19)    The most recent Title and Survey in Seller’s possession, which relate to its Property and were prepared for such Seller by third parties;

(20)    Monthly occupancy and turnover percentages for 2016, 2017, and YTD 2018;

(21)    Summary of bad debt written-off in 2016, 2017, and YTD 2018; and

(22)    Copies of tenant utility billing reports (RUBS) for the past 12 months, if applicable.

EXHIBIT D
FORM OF LIMITED WARRANTY DEED
After Recording Return To:
__________________, Esq.
______________________
______________________
______________________
______________________

LIMITED WARRANTY DEED
THIS LIMITED WARRANTY DEED, made as of this ___ day of _____________, 2018, by and between ___________________________, a ___________________________, ___________________________, a ___________________________ and ___________________________, a ___________________________, as tenants-in-common (hereinafter collectively referred to as "Grantor"), and _______________________, a Delaware limited partnership (hereinafter referred to as "Grantee") (the terms Grantor and Grantee to include their respective successors, legal representatives, and assigns where the context hereof requires or permits).
W I T N E S S E T H: That,

Grantor, for and in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS, and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt, adequacy, and sufficiency of which being hereby acknowledged, has granted, bargained, sold, and conveyed, and by these presents does hereby grant, bargain, sell, and convey unto Grantee, subject to all matters set forth on Exhibit B attached hereto and incorporated herein by this reference (such matters, collectively, the "Permitted Exceptions"), all that tract or parcel of land lying and being inland Lot ____ of the ____ District of Cobb County, Georgia, and being more particularly described on Exhibit A attached hereto and incorporated herein by this reference (such land, the "Property").

TO HAVE AND TO HOLD the above-described Property, together with all and singular the rights, members, easements and appurtenances thereof, and all of Grantor's right, title, and interest in any public rights-of-way adjoining the Property, to the same being, belonging, or in any way appertaining, to the only proper use, benefit, and behoof of Grantee, subject to the Permitted Exceptions, forever, in FEE SIMPLE.
AND, SUBJECT TO the Permitted Exceptions, Grantor will warrant and forever defend the right and title to the Property unto Grantee against the claims of all persons claiming by, through or under Grantor, but not otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has executed this Limited Warranty Deed under seal as of the day and year first above written.

Signed, sealed and delivered in the
presence of:

_______________________________
Unofficial Witness

_______________________________
Notary Public

My commission expires:

________________________________

[NOTARY SEAL]

GRANTOR: ___________________________________, a ___________________________________ By: Name: Title: [SEAL]

Exhibit A

Legal Description of the Property

EXHIBIT E
FORM OF QUITCLAIM DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

____________________________, Esq.
________________________________
________________________________
________________________________

STATE OF ___________________
COUNTY OF __________________
QUITCLAIM DEED
THIS INDENTURE, made the _____ day of _______________, 2018, by _________________________________, a _________________________________, _________________________________, a _________________________________ and _________________________________, a _________________________________, as tenants in common (collectively, "Grantor"), in favor of _______________________________, a Delaware limited partnership ("Grantee") (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).
KNOW ALL MEN BY THESE PRESENTS that Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, cash in hand paid, the receipt of which is hereby acknowledged, has remised, conveyed and forever quit-claimed and by these presents does remise, convey and forever quitclaim unto the said Grantee, all that tract or parcel of land lying and being in Land Lot ____ of the _______ District of Cobb County, Georgia, being more particularly described in Exhibit A, attached hereto and incorporated herein by reference (the "Property").
TO HAVE AND TO HOLD the Property, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, so that neither Grantor nor any person or persons claiming under Grantor shall at any time by any means or ways, have, claim, or demand any right or title to the Property or its appurtenances, or any rights thereof.
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[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Grantor has signed and sealed this Quitclaim Deed the day and year first above written.

Signed, sealed and delivered in the
presence of:

_______________________________
Unofficial Witness

_______________________________
Notary Public

My commission expires:

________________________________

[NOTARY SEAL]

GRANTOR: ___________________________________, a ___________________________________ By: Name: Title: [SEAL]

EXHIBIT F
BILL OF SALE, ASSIGNMENT AND ASSUMPTION
This instrument is executed and delivered as of the ____ day of _________, 201___ pursuant to that certain Real Estate Contract (“Contract”), dated ____________, 201__, by and between ______________________________, a __________________ (“Seller”), and __________________, a _____________________ (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).
1.    Sale of Personalty. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby sells, transfers, sets over and conveys to Purchaser the following without recourse or warranty (the “Personal Property”):
(a)    Tangible Personalty. All of Seller’s right, title and interest in and to all fixtures, furniture, equipment, and other tangible personal property attached on Exhibit “C” hereto, but excluding VPN routers and any and all licenses and software in connection with computing equipment and any items of personal property owned by tenants, any managing agent or others (the “Tangible Personalty”).
(b)    Intangible Personalty. All the right, title and interest of Seller in and to the following, to the extent it is specific to the Real Property, in Seller’s possession and control and assignable: (i) licenses and permits relating to the operation of the Real Property, (ii) the right to use the name of the property in connection with the Real Property, including any and all trademarks and trade names used in connection with the Real Property, (iii) if still in effect, guaranties and warranties received by Seller from any unrelated third party contractor, manufacturer or other person in connection with the construction or operation of the Real Property, (iv) licenses, and permits relating to the operation of the Real Property, (v) Real Property specific logos and symbols associated with or used in connection with the Real Property, (vi) telephone and facsimile numbers owned or maintained by or on behalf of Seller with respect to the Real Property, and (vii) all web addresses, domain names and URLs as well as all social media accounts, logo, photo and video in Seller’s possession or control and with respect to the Real Property.
2.    Assignment of Leases, Security Deposits and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts such assignment of, the following without recourse or warranty (the “Assigned Property”):
(a)    Leases. All of the landlord’s right, title and interest in and to the tenant leases (“Leases”) covering the Real Property and tenant security deposits as set forth on Exhibit “D” attached hereto, and Purchaser hereby assumes all of the landlord’s obligations under the Leases arising from and after the Closing Date (as defined in the Contract);
(b)    Service Contracts. All of the Seller’s right, title and interest in and to the service contracts described in Exhibit B attached hereto (the “Service Contracts”).
3.    Assumption, Indemnity. Purchaser, for itself and its successors or assigns, hereby assumes the obligations of Seller under the Leases, tenant security deposits, and Service Contracts arising from and after the Closing Date. Purchaser agrees to defend, indemnify and hold harmless Seller from and against any and all claims, demands, liabilities, damages, obligations, fines, penalties, costs and expenses, including (without limitation) reasonable attorneys’ fees and disbursements (whether arising out of any underlying action or in the enforcement of this right of indemnification), arising under the Leases or the Service Contracts with respect to acts, circumstances or obligations first arising on or after the date hereof. Seller agrees to defend, indemnify and hold harmless Purchaser from and against any and all claims, demands, liabilities, damages, obligations, fines, penalties, costs and expenses, including (without limitation) reasonable attorneys’ fees and disbursements (whether arising out of any underlying action or in the enforcement of this right of indemnification), arising under the Service Contracts or the Leases with respect to acts, circumstances or obligations first arising prior to the date hereof.
4.    Agreement Applies. The covenants, agreements, representations, warranties, releases, indemnities and limitations provided in the Contract with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in the Contract), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.
5.    Disclaimer. Seller hereby represents and warrants to Purchaser that Seller is the lawful owner of the Tangible Property, and that such personal property is free and clear of all liens, encumbrances, conditional sales contracts, security interests and claims As set forth in the Contract, which provisions are hereby incorporated by this reference as if herein set out in full, the Personal Property and Assigned Property are conveyed by Seller, and accepted by Purchaser AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE WHERE THE REAL PROPERTY IS LOCATED.
6.    Counterparts. This instrument may be executed in multiple counterparts, each of which shall constitute an original and all of which when taken together shall constitute one instrument.
IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale, Assignment and Assumption to be executed as of the date written above.

[Signature pages follow.]

SELLER:

,

a

By:        ,

    a

By:

Name:

Title:

PURCHASER:

By:

Name:

Title:

EXHIBIT A
to Bill of Sale, Assignment and Assumption
LEGAL DESCRIPTION

EXHIBIT B
to Bill of Sale, Assignment and Assumption
SERVICE CONTRACTS

EXHIBIT C
to Bill of Sale, Assignment and Assumption
Personal Property Inventory

EXHIBIT D
to Bill of Sale, Assignment and Assumption
LEASES AND SECURITY DEPOSITS

EXHIBIT G
NOTICE TO RESIDENTS
TENANT NOTICE
[MONTH] [DAY], [YEAR]
_________________________
_________________________
_________________________
RE:    Change of Ownership for Tramore Village Apartments
This is to notify you that ______________________________, a ____________limited partnership (“Seller”), has sold its interest in Tramore Village Apartments and in connection therewith has assigned its interest as landlord under your lease to __________________ (collectively with any successors or assigns, the “New Owner”) who have delegated management of the property to ______________________. Notwithstanding these changes, the current management team and maintenance personnel will remain the same and we expect the high quality of service you have experienced to continue.
You are further notified that your security deposit and any prepaid rents under your lease have been transferred to New Owner. All terms and conditions of your lease remain unchanged and are in full force and effect.
Commencing as of the date hereof, all rental payments under your lease shall be paid to New Owner or as New Owner shall direct. Effective today and going forward, all payments should be made payable to ___________ APARTMENT HOMES and remitted to _________________.

Any written notices you desire or are required to make to the landlord under your lease should hereafter be delivered to the leasing office.
Very truly yours,
________________________, LLC, a Delaware limited liability company, as Property Manager for ____________

By: __________________________________
Name: ________________________________
Its: ___________________________________

ACCEPTED AND AGREED:
________________________________

By: __________________________________
Name: ________________________________
Its: ___________________________________

EXHIBIT H
ADDRESSES FOR NOTICES

Seller:
c/o Cottonwood Residential
6340 S. 3000 E
Suite 500
Salt Lake City, Utah 84121
Attention: Tyler Morris
Telephone: (801) 278-0700

email: tmorris@cottonwoodres.com

Copy to:
c/o Cottonwood Residential
6340 S. 3000 E
Suite 500
Salt Lake City, Utah 84121
Attention: Gregg Christensen
Telephone: (801) 278-0700

email: gchristensen@cottonwoodres.com

Purchaser:
c/o Resource Real Estate, LLC

1845 Walnut Street, 18th Floor

Philadelphia, PA 19103

Attention: Ron Wallach

Telephone: (215) 988-6746

email: rwallach@resourcerei.com
Copy to:

Resource Real Estate, LLC

1845 Walnut Street, 18th Floor

Philadelphia, PA 19103

Attention: Aldie Jennings Loubier

Telephone: (215) 209-4401

email: aloubier@resourcerei.com

EXHIBIT I

TITLE AFFIDAVITS

FORM OF SELLER'S AFFIDAVIT
(FOR PURCHASER'S TITLE INSURANCE PURPOSES)
SELLER'S AFFIDAVIT

STATE OF
COUNTY OF
Personally appeared before me, the undersigned deponents who being duly sworn, depose and say on oath the following to the best of his/her knowledge and belief:
1.    That the undersigned is the _______________ of _______________________, a ____________________________, which is the _____________________ of __________________________ a _____________________________ ("Owner"), and in such capacity the undersigned has personal knowledge of the facts sworn to in this Affidavit.
2.    That this affidavit is made with respect to certain real property located in Cobb County, Georgia, being described on Exhibit A attached hereto and incorporated by this reference (hereinafter referred to as the "Property").
3.    That Owner is in possession of the Property, that Owner’s possession has been peaceful and undisturbed and not been questioned, and no other parties are in possession of the Property, or any portion thereof, except as set forth on Exhibit B attached hereto and Exhibit C attached hereto, each of which is incorporated by this reference, and that no such items contain any right of first refusal to purchase, option to purchase or right of first offer to purchase the Property or any portion thereof.
4.    That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, encumbrances, liens or executions against the Owner (or either of them) which affect title to the Property except for any matters set forth on Exhibit B attached hereto or on Exhibit D attached hereto and incorporated by this reference.
5.    That except as may be set forth on Exhibit B attached hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, water charges, sidewalk assessments, special assessments for sewer or streets, or ad valorem taxes or assessments which constitute a lien against the Property.
6.    That, except as may be set forth on Exhibit E attached hereto and incorporated by this reference, no improvements or repairs have been made to the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date of this Affidavit for which the cost has not been paid in full; and, except as may be set forth on Exhibit E attached hereto, there are no outstanding bills for labor or materials used in making improvements or repairs to the Property at the instance of Owner (and no other labor or materials furnished) for which the agreed price has not been paid in full or for services of architects, surveyors, or engineers at the instance of Owner for which the agreement price has not been paid in full.
7.    That there are no boundary disputes affecting the Property.
8.    That, other than as set forth on Exhibit F attached hereto and incorporated by this reference, Owner has not entered into any agreement with any commercial real estate broker for the payment of a real estate commission or fee relating to, and no broker services have been engaged with respect to, the purchase, sale, management, leasing, or other licensed services pertaining to the Property; Exhibit F sets forth all amounts payable and not yet paid with respect to (a) the sale of the Property to ______________________________, a ______________________________ ("Purchaser") on or about the date hereof (but only if the sale is consummated), (b) leases transactions that have occurred with respect to the Property prior to date hereof, (c) the management of the Property applicable to the period prior to the date hereof, and (d) any other licensed services pertaining to the Property applicable to the period prior to the date hereof; no notice(s) of lien for any such services has been received by Owner pursuant to any applicable state or local law.
9.    That this Affidavit is made to induce Stewart Title Insurance Company ("Title Company") to insure title to the Property in connection with the sale of the Property on or about the date hereof to Purchaser, without exception other than as set forth on Exhibits B, C, D, E, and F attached hereto, and to induce Purchaser to acquire title to the Property from Owner in a bona fide sale.

[SIGNATURE PAGE FOLLOWS; REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO OWNER'S AFFIDAVIT]

Sworn to and subscribed before me, this _____ day of ____________, 2018. ___________________________ Notary Public My Commission Expires: _____________________________ (NOTARIAL SEAL)	_____________________________________ Print name: ___________________________

EXHIBIT J

RENT ROLL

EXHIBIT K

LIST OF SERVICE CONTRACTS

EXHIBIT L

AFFIDAVIT OF SELLER’S RESIDENCE

EXHIBIT M

AFFIDAVIT OF SELLER’S GAIN

EXHIBIT N

CERTIFICATE OF SELLER’S EXEMPTION

EXHIBIT O

COMMERCIAL REAL ESTATE BROKER’S AFFIDAVIT AND LIEN WAIVER